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                                                                   Exhibit 10.21


                                     LEASE

                                 BY AND BETWEEN

                         WESTERN CENTER PROPERTIES, INC.

                                       AND

                             FOCUSED RESEARCH, INC.



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                                    ARTICLE 1
                                      TERMS

1.1     Date of Lease:  April 1, 2000.

1.2     Landlord:  Western Center Properties, Inc., a Wisconsin corporation.

1.3     Landlord's Address:  8401 Greenway Blvd., Middleton, WI  53562.

1.4     Tenant:  Focused Research, Inc.

1.5     Tenant's Address:  555 Science Drive, Suite E,  Madison, WI 53711

1.6     Premises Address:  8551 Research Way, Middleton, WI  53562.

1.7 Premises' Description & Floor Plan: See Exhibit A and Exhibit B attached hereto and made a part hereof.

1.8 Length of Original Lease Term: Seven (7) lease years. As used herein the term "lease year" shall mean a period of twelve (12) consecutive months. The initial lease year shall commence on the first (1st) day of the month (the "First Day") following the Commencement Date (as defined below). Each subsequent lease year shall commence on an annual anniversary of the First Day.

1.9     Option to Extend:  Two (2) additional terms of five (5) years each.

1.10 Commencement Date: The initial term of this Lease ("Term") shall begin on the date ("Commencement Date") sixty (60) days after Landlord has completed its obligations hereunder to construct the Building Shell in accordance with the approved plans and specifications and has delivered the Building Shell to Tenant for the construction of the Tenant Improvements.

 1.11 Termination Date: The seventh (7th) anniversary of the First Day, unless the term is extended as herein provided [in which case the Termination Date shall be the last day of the applicable Renewal Period (defined below)], or unless this Lease is terminated earlier pursuant to the provisions hereof.

1.12 Rent: The initial annual rent hereunder shall be one hundred fifty seven thousand six hundred twenty four dollars ($157,624) 7,872 sf at $12.00, 4,488 sf at $7.50 and 5,900 sf at $5.00. On each annual anniversary of the First Day, the Rent shall be adjusted upward by three percent (3%).

1.13 Rent Concession: Landlord agrees to a rental concession of two (2) free months of base rent commencing on the Commencement Date.



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                                    ARTICLE 2
                                  CONSTRUCTION

2.1 Initial Improvements: Landlord and Tenant acknowledge that phase four of the Research Center (the "Building") will be constructed and that Landlord will complete construction of this addition to the Building in accordance with the provisions of this Lease. The Building's addition will be a single story office/warehouse facility. The fourth phase contains approximately 54,000 square feet and a parking lot ("Related Improvements"). Attached hereto as Exhibit A is a drawing of the anticipated layout of the Building and Related Improvements showing the general configuration thereof which has been agreed to by Landlord and Tenant.

2.2 Premises: Tenant shall occupy within the Building the area designated on the floor plan attached hereto as Exhibit "A" consisting of 18,260 square feet (the "Premises"), together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including but not limited to, any area and facilities designated by Landlord for use in common by any other tenants of the Building.

2.3 Delivery Date: The Delivery Date shall not be later than September 1, 2000, except as provided for herein.

        Tenant and Landlord acknowledge that they have been and will be working jointly with the architect and contractors to develop mutually acceptable plans and a construction schedule. If a delay in the Delivery Date is caused by fire, flood, strike or other labor dispute, abnormal weather conditions, failure to obtain any necessary approvals from governmental authorities, acts of God. , the Delivery Date shall be extended by one (1) day for each day of delay. In the event of such occurrence, the Landlord shall, within seven (7) days of the occurrence, provide the Tenant with a notice stating the extent of the estimated delay. Notwithstanding the foregoing, if the Delivery Date has not occurred for any reason by November 1, 2000, Tenant shall have the right to cancel this Lease by notice to Lessor.

2.4 Tenant Interior Finish: Tenant shall have the right to complete all or a portion of the Tenant finishes. Tenant must comply with all applicable laws, codes, regulations, and A.D.A., as provided in sections 8.2, 8.3, and 8.4. Landlord reserves the right to approve all contractors, plans, specifications, and all work done. Landlord shall construct shell building only . Space shall be turned over to the Tenant for Tenant completion, which includes Tenant construction of mechanicals and finishes from a shell condition per plans and specifications of Gary Brink & Associates.

2.5     Building Shell:  The shell shall be delivered to the Tenant, as follows:

Office space shall include roof top HVAC unit with no distribution, drop ceiling with standard 2x4 tile, no lights, one electrical distribution panel, two bathrooms with basic finish, demising walls (taped and ready for paint) and 10' on center stubbed in outlets.


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Lab space shall include the Building shell only with no concrete floor and no services.

Warehouse space includes a concrete floor, hanging Modine heaters, no lighting or electrical distribution.

One dock and one overhead door shall be provided.

2.5 Tenant Improvement Allowance: Landlord will provide Tenant with a tenant improvement allowance equal to twelve dollars ($12.00) per square foot of office space. Tenant Improvements shall be paid first by Landlord from the Tenant Improvement Allowance, then by Tenant in each case within ten (10) business days after the receipt or invoice for work or materials, all pursuant to contract between Tenant and its contractor. Landlord shall provide to Tenant an additional Tenant Improvement Allowance of three dollars ($3.00) per square foot of office space within thirty (30) days after Tenant exercises its first option to extend and a like amount within thirty (30) days after Tenant exercises its second extension option. Landlord shall have the right to inspect the Premises to confirm that invoiced work has been done and invoiced materials have been delivered.

                                    ARTICLE 3
                                 GRANT AND TERM

3.1 Premises: In consideration of the rents, terms, covenants and agreements to be performed and observed by Tenant, as hereinafter set forth, Landlord rents to Tenant and Tenant rents from Landlord, the Premises, together with all rights and appurtenances belonging to or appertaining thereto and all improvements now or hereafter located thereon.

3.2 Lease Term: The term of this Lease shall be for the term of lease years set forth in Section 1.8, subject to extension as provided in Section 3.3 below. The term shall commence on the Commencement Date. The original term shall end at 12:00 a.m. midnight on the Termination Date unless otherwise terminated earlier hereunder.

3.3 Option to Extend: Tenant shall have the option to extend the Term of this Lease for two (2) additional terms of five (5) years ( each such period shall hereinafter be referred to as a "Renewal Period" and each year within a Renewal Period shall be referred to as either a "Renewal Year" or as a lease year), on the following terms and conditions:

      a. No Default. No default by Tenant (with respect to which any applicable cure period has expired), may be existing or continuing in the performance of any of the terms of this Lease.

      b. Terms. The Renewal Period shall be on the same terms, covenants, and conditions as provided in this Lease; provided, however, that there shall be no option to renew the term of this Lease for any period beyond the expiration of the Renewal Period. This Lease may be extended beyond

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            the final Renewal Period only upon the written agreement of the parties hereto.

      c. Rents: On the First Day of the Renewal Period and on each anniversary of the First Day, the Rent shall be adjusted upward by three percent (3%).

            i. Manner of Renewal. Tenant shall exercise its rights to renew in the following manner:

                  (1) At least eight (8) months prior to the expiration of the initial term of this Lease for the first option to extend and at least six (6) months prior to the expiration of the First Renewal Period for the second option to extend, Tenant shall notify Landlord as provided in this Lease of its election to exercise its option to extend the term of this Lease for the specified Renewal Period.

                  (2) On the giving of such notice of election to extend as provided in (1) above, this Lease, subject to the terms of this provision, shall be deemed to be extended for the applicable Renewal Period, without any further lease.

3.4 Surrender of Premises: At the expiration or any termination of this lease, including any applicable Renewal Period, Tenant shall, without notice or demand, surrender the Premises, reasonable wear and tear and damage by the elements excepted, and shall surrender all keys to Landlord. Subject to the provisions of
Article 5 hereof, all alterations, additions and improvements constructed by or on behalf of Tenant on the Premises and all fixtures shall, upon the expiration or termination of this lease, become the property of Landlord, provided that Tenant shall have the right, with respect to any specialty equipment which can be removed, to remove the same, no matter how installed in the Premises, so long as Tenant repairs any damage caused by its removal. The specialty items currently identified are described on Exhibit "B" attached hereto.


                                    ARTICLE 4
                                      RENT

4.1 Rent: During the term of this Lease, Tenant covenants and agrees to pay to Landlord, in advance, on the first day of each month at Landlord's address, without demand thereof, one-twelfth (1/12th) of the annual rental determined in accordance with Section 1.12 above (the "Monthly Rent"), as adjusted pursuant to the terms of Section 1.12. If the Commencement Date of this Lease occurs on other than the first (1st) day of a month, Tenant shall pay Landlord a sum equal to the Monthly Rent, divided by the number of days in the month in which the Commencement Date occurs, multiplied by the number of days, including the Commencement Date, from the Commencement Date to the last day of the month in which the Commencement Date occurs.

4.2 Net Basis: Tenant shall pay all costs, utility expenses, repairs and maintenance expenses, special assessments, real estate taxes, sales or other taxes (including sales taxes that may be imposed on the payment of rent), expenses and obligations of any kind

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relating to the Premises, excepting payments required with respect to Landlord's financing, which may arise or become due during the term of the Lease. Tenant herein indemnifies and holds Landlord harmless against such costs, special assessments (as provided in section 7.2), real estate taxes, sales or other taxes, expenses and obligations, including its reasonable attorney's fees, in enforcing this indemnification.

4.3 Common Area Expenses: Tenant shall also pay its prorated share (as defined in Section 4.4) of all common area utilities, special assessments, real estate taxes, sales or other taxes (including sales taxes that may be imposed on the payment of rent), repairs and maintenance costs (including landscape maintenance costs), management fees ( provided that management fees not be in excess of reasonable and customary amounts), and water and sewer charges.

4.4 Proration: Tenant's "prorated share" shall be nine point two percent (9.2%) (18,260 square feet of the 197,769 square foot Building) of the Building. In the event that the Building is expanded and/or Tenant exercises its Option for Additional Space contained in Section 3.4, a new prorated percentage shall be calculated by dividing the total square footage of Tenant's Premises by the gross square footage of the Building at the time.

4.5 Exceptions to Common Area Expenses: Notwithstanding any other provision of this Lease, Additional Rent shall not include: (i) depreciation, interest, or amortization on mortgages or ground lease payments, (ii) legal fees incurred in negotiating and enforcing tenant leases, (iii) real estate broker's leasing commissions, (iv) initial improvements or alterations to tenant spaces, (v) costs of any items to the extent Landlord receives reimbursement for same from insurance proceeds or a third party, (vi) interest, principal, depreciation attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering any portion of the Building, (vii) costs of (a) partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground landlord, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building; and disputes between Landlord and Landlord's property manager; (b) the salaries of management personnel who are not directly related to the Building and primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the management fees; (c) wages, salaries, and other compensation paid to any executive employee of Landlord or Landlord's property manager above the grade of building manager for the property; (viii) costs incurred because the Building and Related Improvements or common areas (but excluding the initial Tenant Improvements constructed or installed by Tenant) fail any valid, applicable building code, regulation, or law in effect and as interpreted by government authorities before the date on which this Lease is signed for fines, penalties, interest, and the costs of repairs, replacements, alterations, or improvements necessary to obtain compliance, such as sprinkler installation or requirements under the Americans With Disabilities Act of 1990 (42 USC

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Sections 12101-12213); (ix) costs of initial construction of the Building and
Related Improvements and costs of the initial Tenant Improvements constructed or installed by Tenant, whether paid by Landlord or Tenant; (x) charitable or political contributions made by Landlord.

                                    ARTICLE 5
                                   ALTERATIONS

5.1 Alterations, Improvements and Changes: Tenant, at its own expense, shall have the right to (the following hereinafter referred to as "Alterations" or singularly, as an "Alteration"): alter and/or improve any improvement hereafter constructed on the Premises; construct other improvements on the Premises; and make such construction, alterations, changes and improvements to any such building and/or other improvements as Tenant may deem necessary. Any Alterations which involve the structural components of the Premises, its mechanical/electrical/heating, ventilating and air conditioning systems, or involve an expenditure of more than ten thousand dollars ($10,000.00) for a specific Alteration shall be undertaken only after Landlord has, in writing, consented to such Alteration, which consent shall not be unreasonably withheld. In all events, and notwithstanding the foregoing, painting, decorating, carpet replacement and substantially similar cosmetic Alterations shall not require the consent of Landlord. All Alterations shall be in full compliance with all deed restrictions and covenants, laws, ordinances, rules and regulations which may govern the same. Tenant shall hold Landlord harmless against any loss or damage by reason of Tenant's actions taken in accordance with this Section 5.1. During the term of this Lease, Tenant agrees to hold Landlord harmless from any and all liens that might attach to the Premises on account of labor performed or material furnished to the Premises at the direction of Tenant, and agrees to pay or discharge any such liens within thirty (30) days. Tenant shall not permit any construction and/or mechanics liens to attach to the leased premises as a result of any such work. Tenant shall promptly cause any claim for such lien to be paid and released or Tenant shall be deemed in default of this Lease. In the event Tenant desires to contest any such lien, Tenant agrees to provide security to Landlord in a form and amount determined by Landlord in its sole discretion pending release of any disputed lien. Tenant shall provide Landlord with a list of all contractors and subcontractors who will work on the improvement. Tenant will require the general contractor and any subcontractors to provide Landlord with copies of any notices relating to an intention to file a claim for lien as well as copies of any actual Claims for Lien. Tenant to provide Landlord and lender discretion a letter of credit prior to commencement of construction to secure the payment of all contractors' claims. Landlord hereby subordinates any statutory or common law lien it may have on Tenant's personal property and Tenant's fixtures located on the Premises to any purchase money lien or other indebtedness of or security interest granted by Tenant (subject to the limitation provided below) on any property, fixtures and special business/office equipment located on the Premises or owned by a third party who reserves the right of removal under agreement with Tenant; provided that any removal shall be undertaken so as not to damage the Premises. Upon removal of any fixtures or equipment by the Tenant or any third party, the Premises shall be restored,

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reasonable wear and tear excepted. Landlord shall from time to time execute any documents necessary to give effect to such subordination or waiver of liens, which subordination or waiver shall obligate the third party (including a creditor of Tenant who claims, or intends to claim, a security interest in such personal property or fixtures) to restore the condition of Premises as described above upon rightful removal of such personal property or fixtures. Tenant agrees it is not Landlord's agent in arranging or contracting for any work to be done or in connection with the Premises.

5.2 Fixtures and Equipment: Tenant shall, at its own expense, furnish and install such additional business and trade fixtures and signs in and on the Premises as may be necessary or desirable for Tenant's business (Tenant's signage shall be subject to the provisions of Section 16.1). Such additional fixtures and signs shall remain the personal property of Tenant and shall be removed by Tenant at the expiration or termination of this Lease. Upon removal of such fixtures and signs, Tenant shall restore the Premises to its condition at the beginning of this lease, reasonable wear and tear excepted.


                                    ARTICLE 6
                      MAINTENANCE, REPAIRS AND DESTRUCTION

6.1 No Warranties by Landlord: The parties acknowledge that Tenant will have, prior to the date of occupancy, a reasonable opportunity to inspect the Premises, will have in fact done so, and will be familiar with its physical condition. Tenant has independently made such other and further inquiries as it deems necessary or desirable to assure itself of the suitability of the Premises for Tenant's intended use. Accordingly, Tenant takes the Premises pursuant to this Lease in AS IS condition, without any warranty, express or implied, by Landlord as to any aspect of the physical condition of and title to the Premises or its suitability for the Tenant's intended use, except that, as of the Commencement Date, Landlord warrants and represents that the Building and Related Improvements, as well as the Premises to the extent of Landlord's construction and to the extent finished by Tenant in accordance with plans approved by Landlord will comply with the Americans with Disabilities Act of 1990 ("ADA"), and with applicable federal, state or local laws, rules, regulations or ordinances concerning the Premises (including such laws, rules, regulations or ordinances that pertain to environmental matters) and that all construction by Landlord will be done in a good and workmanlike manner, free of defects, in substantial compliance with government approved plans and specifications and that all Building Systems will be in good operating condition. Landlord further agrees that, notwithstanding the limitations in this Section, Landlord shall obtain the agreement from contractors constructing the Building and Related Improvements that Tenant may exercise any rights which Landlord may have under warranties given by such contractors in connection with Building and Related Improvements. Notwithstanding any other provisions herein, throughout the Lease term, Landlord shall maintain, repair and replace at its sole cost and expense any part of the Building, Related Improvements, and shared Building systems, equipment and fixtures constructed or installed by Landlord.



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6.2     Maintenance and Repair:

        (a) Tenant shall, at its own cost and expense, keep, maintain and repair the Premises, all non-shared heating, air-conditioning, electrical, ventilating and plumbing equipment therein, and all appurtenances thereto and shall repair, restore or replace (at the election of Tenant exercising reasonable discretion) any such improvements which may become inoperable or be destroyed or damaged by fire, casualty or any other cause. An annual service contract shall be entered into with a reputable firm to inspect and service HVAC equipment as necessary. Tenant is obligated to enter into the said service contract within a reasonable period of time, from the date of occupancy and provide Landlord with a copy of said contract and copies of the yearly maintenance performed.

        (b) Tenant shall also pay its prorated share (as determined in Section 4.4) of common area snow removal costs, exterior lighting repairs, parking lot repairs, landscape maintenance and any other common area repairs and maintenance expenses.

        (c) Tenant shall have the right to replace items of equipment or fixtures with other items of like kind and equal or greater quality and, for such purposes, Tenant may trade in the replaced equipment or fixture. Prior written approval of Landlord shall be obtained in each such instance, which approval shall not be unreasonably withheld. Any such replacement property shall be the sole and exclusive property of Landlord, and shall not be subject to a lien of any party. Tenant shall comply with all deed restrictions and all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the Premises and improvements thereon, or any activity or condition on or in the Premises.

        (d) At all times during the term of this Lease, Landlord shall, at its sole cost and expense, repair defects in the shell building including, without limitation, exterior walls (including all exterior glass), supporting pillars, structural walls, roof structure and foundations of the Building and sewer storm drainage and plumbing systems inside if shared and outside the Building, provided that the need for repair is not caused by Tenant, in which event Landlord shall repair same and Tenant shall reimburse Landlord for the cost and expense of same except to the extent of insurance proceeds received for same. Landlord shall replace the roof membrane of the Building, the parking lot surface, landscaping, drainage, irrigation, sprinkler systems as well as sewer and plumbing systems outside the Building when the useful life of each has expired, and Tenant shall pay that portion of the cost of each replacement, together with interest at the prime rate, which costs and interest shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Monthly Rent. Subject to Tenant paying its prorated share of the costs and expense for same, Landlord shall maintain, repair and replace all improvements outside of the Building, including, without limitation, landscaping,

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sidewalks, walkways, driveways, curbs, parking lots (including striping), parking structure, sprinkler systems, lighting and surface water drainage systems ("common areas").


6.3 Damage or Destruction: In the event the Premises or any portion thereof shall be partially or wholly destroyed or damaged by fire or other casualty to the extent of less than fifty percent (50%) of the total value of the Premises as a whole, then Landlord shall promptly restore or replace the Premises to the condition existing prior to such damage or destruction; provided such damage and/or destruction is covered in whole by insurance then in effect (or, if not so covered, provided that Tenant provides satisfactory evidence to Landlord of its ability to pay the difference between the available insurance proceeds and the cost of restoration and/or replacement of the Premises), and this Lease shall continue in full force and effect without abatement of rent. Such restoration shall be commenced promptly and pursued by Landlord with reasonable diligence to completion. All insurance proceeds received by Landlord or Tenant on account of such damage or destruction shall be applied to payment of said restoration to the extent that such proceeds will pay the same, with any deficiency to be paid by Tenant and with any excess insurance proceeds to be paid to Tenant. To the extent that Landlord's mortgagee requires some or all of the insurance proceeds to be applied to Landlord's mortgage indebtedness, then in such event, Landlord shall have the option to either (i) contribute said amount of the cost of restoration of the Premises, or (ii) terminate this Lease, without liability to Tenant for such termination. Landlord shall elect one of the options specified in the previous sentence within thirty (30) days after payment of some or all of the insurance proceeds to Landlord's mortgagee. Notwithstanding the foregoing, to the extent the unavailability or shortfall of insurance proceeds results from Landlord's failure to maintain the insurance it is required to maintain hereunder, Landlord shall contribute money in an amount equal to the proceeds which would have been available.

             In the event the Premises or any portion thereof shall be partially or wholly destroyed or damaged by fire or other casualty to the extent of fifty percent (50%) or more of the total value of the Premises as a whole, then Landlord shall have the sole and exclusive option to either rebuild or replace the Premises or not rebuild or replace the Premises. If Landlord elects to rebuild or replace the Premises, and if all required work is not covered by insurance then in effect, Landlord may require that Tenant provide satisfactory evidence to Landlord of its ability to pay the difference between the available insurance proceeds and the cost of restoration and/or replacement of the Premises, and this lease shall continue in full force and effect without abatement of rent. Such restoration shall be commenced promptly and pursued by Landlord with reasonable diligence to completion. All insurance proceeds received by Landlord or Tenant on account of such damage or destruction shall be applied to payment of rebuilding or restoration to the extent that such proceeds will pay the same, with any deficiency to be paid by Tenant and with any excess insurance proceeds to be paid to Tenant. To the extent Landlord's mortgagee requires some or all of the insurance proceeds to be applied to Landlord's mortgage indebtedness, then in such event, Landlord shall have the option

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to either (i) contribute said amount to the cost of the restoration of the
Premises, or (ii) terminate this Lease, without liability to Tenant for such termination. Landlord shall elect one of the options specified in the previous sentence within thirty (30) days after payment of some or all of the insurance proceeds to Landlord's mortgagee. Landlord shall have the sole and exclusive right of determining the manner in which any insurance proceeds on the Premises shall be applied as a result of any fire or other casualty. If Landlord elects not to rebuild, Landlord shall be entitled to all insurance proceeds payable in connection with the damage or destruction.

        If the Premises are partially or wholly destroyed or damaged by fire or other casualty, an architect selected by mutual agreement of Landlord and Tenant and licensed in the State of Wisconsin shall determine the extent of damage or destruction and will provide Landlord and Tenant with a written determination of the condition of the Premises. In the event the parties are unable to agree on the selection of an architect within thirty (30) days after the damage or destruction, then such selection shall be determined pursuant to arbitration in accordance with Section 17.15. The determination of the architect shall bind the parties as to the extent of damages or destruction to the Premises. All of the fees and costs of the architect making the determination pursuant to this provision shall be shared equally by the Landlord and Tenant.


                                    ARTICLE 7
                               UTILITIES AND TAXES

7.1 Utilities: Tenant shall, during the term of this Lease, arrange for and fully and promptly pay for all water, sewer, gas, heat, light, power, telephone service and other public utilities of every kind furnished to the Premises and Landlord has installed meters for same as part of the Building Shell . Landlord shall be liable for an interruption or failure in the supply of any utilities only to the extent such interruption or failure results from the negligent or willful misconduct of Landlord.

        Tenant shall also pay its prorated share (as determined in Section 4.4) of common area utilities.

7.2 Taxes and Assessments: Tenant agrees to pay its prorated share of, before delinquency, any and all real and personal property taxes levied or assessed and which become payable during the term hereof (commencing with the Commencement
Date) upon the Premises, Building and Related Improvements, whether said taxes are assessed against Landlord or Tenant. Tenant agrees to include all Alterations, additions or leasehold improvements made by or for Tenant on Tenant's personal property tax return, and if any such Alteration, addition or leasehold improvement is nevertheless included in Landlord's real estate or personal property tax assessment and bill, Tenant shall reimburse Landlord with respect thereto. Tenant shall only be responsible for that portion of any assessments that shall be due and payable during the lease term (including extensions), assuming the maximum deferment of such assessments under applicable law.

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In addition to rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes assessed against Landlord (other than income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, allocable to, or measured by or on the rental or other charges payable hereunder, including, without limitation, any sales or use tax on such rental, or excise tax levied by the State of Wisconsin, any political subdivision thereof, or the federal government with respect to the receipt of such rental or other charges or any other similar tax;
(ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iii) upon or measured by the value of the Premises; (iv) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises; (v) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (vi) upon Tenant's energy consumption (collectively "Taxes"). Tenant shall not have to reimburse Landlord for any late penalties or default interest arising from the delinquent payment by Landlord of any of the Taxes described in the previous sentence.

        All Taxes (with the exception of personal property taxes on Tenant's personal property) shall be prorated at the commencement and expiration of the term of this Lease.

        Tenant shall pay to Landlord in advance on the same dates that monthly installments of rent are due, an amount equal to one-twelfth (1/12th) of the estimated Taxes for the Premises, and to the extent received by Landlord, Landlord shall apply the same to the Taxes when or before they come due.

        Tenant shall have the right, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of Taxes assessed to or levied upon the Premises and required to be paid against Landlord's estate and, if required by law, Tenant may take such action in the name of Landlord who shall cooperate with Tenant to such extent as Tenant may reasonably require; provided, however, that Tenant shall fully indemnify and save Landlord harmless from all loss, cost, damage and expense incurred by or to be incurred by Landlord or Tenant as a result thereof.



                                    ARTICLE 8
                               CONDUCT OF BUSINESS

8.1 Condition and Use: Tenant shall use the Premises as a general office, laboratory and warehouse. Tenant may not change Tenant's use of the Premises without Landlord's prior written approval, which approval shall be granted or withheld in Landlord's sole discretion provided that Tenant, upon at least ten
(10) business days prior written notice to Landlord, may at any time convert, upon notice to Landlord, any portion of the Premises from one of the permitted uses to one or more of the other permitted uses so long as the conversion is an upgrade, i.e. laboratory to office and warehouse to either laboratory or office and, provided further, that effective upon Tenant's new use of the affected converted portion(s) of the Premises, the Monthly Rent shall be adjusted to reflect the then applicable rate for the new use pursuant to Article 1.12. No use shall be permitted, or acts done, which will cause a cancellation of any insurance policy covering the Premises or which violates any deed restriction or restrictive covenant governing the Premises. Tenant shall not sell, permit to be kept, used or sold in or about Premises any article which may be prohibited by the fire and hazard insurance policies applicable to the Premises. Tenant shall, at its own expense, comply with all requirements of any insurance company necessary for the maintenance of insurance required by this Lease.

8.2 Compliance with Law, etc.: Tenant shall comply with all applicable deed restrictions, covenants, laws, ordinances and regulations affecting the use and occupancy of the Premises. Tenant shall not commit or permit to be committed, any waste or nuisance on the Premises.

8.3 Compliance with ADA: Landlord represents and warrants that the Building and Related Improvements have been constructed to comply with the ADA. Any ADA compliance requirements which come into effect following the date hereof are Tenant's sole and exclusive responsibility. Following the Commencement Date, Tenant shall comply with the ADA. Within ten (10) days after receipt, Tenant shall provide Landlord with a copy of any notice alleging violation of the ADA relating to the Premises; provide written notice of any claims made or threatened regarding noncompliance with ADA and relating to the Premises; and provide written notice of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to the Premises. Except for claims where the final determiner of facts finds that the Building and Related Improvements were not initially constructed in compliance with the ADA, Tenant shall defend all claims, and shall indemnify and hold Landlord harmless from and against all costs, expenses, losses and damages, including, without limitation, attorney's fees, relating to any such claims. In defending the same, Tenant shall use legal counsel reasonably acceptable to Landlord.

8.4     Environmental Protection:

      a. Definition of Environmental Laws. As used herein, the term "Environmental Laws" shall mean any federal, state, and local laws including statutes, regulations, rulings, orders, administrative interpretations, and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants, petroleum products, or processed wastewater or otherwise relating to the environment or Hazardous Substance (as defined herein) including, but not limited to Chapters 144 and 162 of the Wisconsin Statutes, the Federal Toxic Substances Control Act, the Federal Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss 9601, et.seq.), the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss 9601, et.seq.), regulations of the

           Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of the Wisconsin Department of Natural Resources now or at any time hereafter in effect.

        b. Definition of Hazardous Substances. As used herein, the term "Hazardous Substances" shall mean any petroleum product, hazardous waste or substance, asbestos or asbestos containing material, pollutant, solid, liquid, gaseous, or thermal irritant or contaminant (such as smoke, vapor, soot, fumes, acids, alkalis, chemicals, or waste, including materials to be recycled in the future, reconditioned or reclaimed), polychlorinated biphenyl (in the form of electric transformers, fluorescent light fixtures with ballast's, cooling oils or any other device or form) or urea-formaldehyde foamed-in-place insulation, all as defined or included under Environmental Laws.

        c. Environmental Covenants.  Tenant shall:

            i.    timely comply with all applicable environmental laws;

            ii. provide Landlord, immediately upon receipt thereof, with copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging violation upon the Premises by Tenant of any Environmental Laws, or asserting or alleging a circumstance or condition upon the Premises which may require a financial contribution by Tenant or a clean up, remedial action, or other response by or on the part of Tenant under any Environmental Laws;

            iii. permit Landlord in the event Landlord has reasonable cause to believe that there exists a condition or circumstances created by Tenant, its employees or invitees during the term of this Lease warranting an environmental inspection or audit, at Tenant's expense, to retain an architect or engineer selected by Landlord to perform an environmental inspection and/or audit of the Premises to evaluate Tenant's compliance with environmental laws, and to test for Hazardous Substances. Tenant shall permit Landlord and its employees and agents access to the Premises and the books and records of Tenant as necessary for the performance of the environmental inspection and/or audit;

            iv. at its expense, remove or contain any Hazardous Substances on the Premises that were brought onto the Premises by Tenant, its employees, or invitees during the term of this Lease, or perform other remediation or corrective action as reasonably required by Landlord in its sole discretion, if at any time it is determined that such Hazardous Substances present a health hazard on the Premises or are required to be removed or contained or other corrective action is required by any Environmental Laws. If Tenant fails to perform the necessary remediation or other corrective action as required by Landlord, Landlord shall have the right to enter the Premises for the purpose of performing the necessary remediation or other corrective action, and Tenant shall pay all reasonable costs and expenses associated with the remediation and other corrective action.

        d. Indemnification. Tenant agrees that it will fully indemnify Landlord from all losses, costs, damages, and expenses arising from any and all claims or cleanup activities arising from the discharge or disposal of any Hazardous Substances on the Premises by Tenant, or its agents, employees, customers, or vendors occurring on or after the date on which Tenant first occupies the Premises.

        e. Miscellaneous. The parties acknowledge that the foregoing sections shall survive the termination or expiration of the Lease. If Landlord receives notice of any legal violation of any Environmental Laws having been committed or about to be committed by Tenant, such notice shall be deemed to be an event of default under Section 11.1b hereof.

8.5 Landlord Indemnity: None of Tenant's obligations under this Article 8 shall apply with respect to, and Landlord agrees to indemnify and hold Tenant harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use , storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Building and Related Improvements, and/or subsurface or ground water, prior to the Commencement Date of from an act or omission of Landlord (or Landlord's predecessor), its agents, employees, invitees, vendors, contractors, guests or visitors.


                                    ARTICLE 9
                            INSURANCE AND INDEMNITIES

9.1 Casualty Insurance: Landlord shall, at all times during the term of this Lease, subject to Tenant's reimbursement of its prorated share under Section 9.7, keep all improvements which are now or hereafter a part of the Premises insured against loss or damage by fire and hazards in an amount equal to the full replacement value thereof, including foundation and excavating costs, with loss payable to Landlord and Tenant as their interest may appear, and including a mortgagee's clause as may reasonably be requested by Landlord. Landlord shall pay the premiums thereon when due and shall comply with the coinsurance provisions thereof, if any. Upon request, Landlord shall furnish to Tenant evidence of such insurance and of the payment of premiums related thereto.

9.2 Public Liability Insurance: Tenant shall, at all times during the term of this Lease, at Tenant's sole expense, keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises and all business operated thereon, with combined single limits of public liability of not less than five million dollars ($5,000,000.00) for injury to or death of any person and for property damage.

Such insurance shall name Landlord and Tenant as co-insureds, as their interests may appear. Landlord may from time to time require the policy limits of any or all insurance to be maintained pursuant to this Article 9 to be increased to reflect the effects of inflation and changes in normal commercial insurance practices. Landlord shall, at all times during the term of this Lease, keep in full force and effect a policy of public liability and property damage insurance with respect to the Building and Related Improvements including the Premises and all business operated thereon, with combined single limits of public liability of not less than five million dollars ($5,000,000.00) for injury to or death of any person and for property damage.

9.3 Certificates of Insurance: Tenant shall, with respect to any insurance coverage required in this Lease, furnish Landlord with certificates of insurance stating that Landlord will be notified in writing at least thirty (30) days prior to cancellation, material change or non-renewal of such insurance coverage Tenant may, at its option, bring its obligations to insure under this Article within the coverage of any blanket policy or policies of insurance which Tenant now or may hereafter carry. Insurance required to be provided hereunder shall be written by companies duly qualified to do business in the State of Wisconsin and satisfactory to Landlord in its reasonably exercised discretion.

9.4 Tenant's Property: Tenant shall be solely responsible for carrying personal property insurance sufficient to cover loss of all personal property on the Premises. Landlord shall not be liable for any damage to or loss of property on equipment Tenant has installed located on the Premises.

9.5 Hold Harmless and Indemnification: Landlord shall not be liable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using or occupying or visiting the Premises or be in, on, or about the same, whether such loss, injury, death or damage shall be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Tenant shall indemnify Landlord against all claims, liability, loss or damage whatsoever on account of any such loss injury, death or damage. Tenant hereby waives all claims against Landlord for damages to the Building and Related Improvements that are now on or hereafter placed or built on the property and to the property of Tenant in, on or about the Premises, and for injuries to persons or property in or about the Premises, from any cause arising at any time. The two preceding sentences shall not apply to Landlord for loss, injury, death or damage arising by reason of negligence or the willful misconduct of Landlord, its agents, employees or contractors or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease.

        If any action or proceeding is brought against Landlord by any person alleging an injury or loss for which the Tenant is liable hereunder, Tenant shall, upon notice from Landlord, defend, at its expense, such action or proceeding by counsel reasonably satisfactory to Landlord.

        Tenant agrees to indemnify and save Landlord harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from the conduct or management of the activities conducted by Tenant in the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act of negligence of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees, in or about the Premises and the sidewalks and parking areas adjoining the same, provided that the same arises out of facts and circumstances occurring on or after the date on which Tenant first occupies the Premises. In case of any action or preceding brought against Landlord by reason of any such claim, upon notice from landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord shall not be liable and Tenant waives all claims for damage to person or property sustained by Tenant or Tenant's employee's, agents, servants, invitees and customers resulting from the Building or any equipment or appurtenances thereunto appertaining becoming out of repair, or resulting from any accident in or about the Premises. The preceding three sentences shall not apply to Landlord for any claim, loss, injury, death, or damage arising from the negligence or willful misconduct of Landlord, its agents or employees of from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease.

9.6 Waiver of Subrogation: Nothing in this Lease shall be construed so as to authorize or permit any insurer of either party to be subrogated to any right of the insured against the other party arising under this Lease. The insured hereby releases the other party to the extent of any perils to be insured against by the insured under the terms of this Lease, and to the extent of its insurance coverage for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of the other party,
 . Each party shall use its best efforts to obtain appropriate waivers of subrogation from its respective insurance carrier giving effect to this Section 9.6, and if either party is not able to obtain the same, it shall notify the other party of same and the other party may obtain insurance with such waiver and be reimbursed by the noticing party, upon demand.

9.7 Tenant Reimbursement for Building Insurance Costs: Tenant shall pay its prorated share of insurance costs during the term hereof (commencing with the Commencement Date) upon the Premises, Building and Related Improvements.


                                   ARTICLE 10
                                  CONDEMNATION

10.1 Total Condemnation: In the event the entire Building and Related Improvements, or such part thereof (including entrances, exits and parking areas) as will render the remainder unsuitable for Tenant's use, shall be appropriated or taken or condemned under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of taking. In such event, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or any other loss, damage or expense that may be incurred by Tenant as a result thereof.

10.2 Partial Condemnation: In the event of a partial taking or condemnation, not rendering the remainder of the Building and Related Improvements unsuitable for Tenant's use (with or without alterations or renovations by Landlord), this Lease shall remain in full force and effect, with the exception that the Monthly Rent shall equitably abate as to any portion of the Premises taken. The amount of the rent abatement shall be as mutually agreed to between Landlord and Tenant, taking into consideration (without limitation) whether or not the portion taken includes the Building, whether the Landlord exercised its right to alter or renovate the Premises as a result of the taking (and the cost thereof), and the extent and nature of the impact, if any, on the conduct of Tenant's activities in Premises. Landlord shall be entitled to elect, in its sole, absolute and unrestricted discretion, whether or not to make any alterations or renovations to the Premises, Building and/or Related Improvements as a result of the taking. In the event the parties are unable to agree on the amount of the rent abatement, the arbitration provisions of Section 16.15 shall apply to the determination of such rent abatement.

10.3 Award: In all events, Landlord shall be entitled to receive and retain the entire amount of any award, compensation or damages (the "Award") resulting from any taking or condemnation for a public or quasi-public use. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the Award to be paid Landlord. Notwithstanding the foregoing, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be awarded to Tenant for its leasehold interest including any award for damages to Tenant by reason of such condemnation, and/or any cost or loss incurred by Tenant in removing Tenant's trade fixtures, equipment, and furnishings.

                                   ARTICLE 11
                                     DEFAULT

11.1 Events of Default: Each of the following events (and those other events specifically referred to elsewhere in this Lease) shall constitute a default under, or breach of, this Lease by Tenant:

      a. Payment Default. The failure of Tenant to pay Monthly Rent, or to otherwise pay or discharge any other monetary obligation of Tenant hereunder (whether payable to Landlord or a third party), which failure shall continue for a period of five (5) days after written notice thereof is given to Tenant;

      b. Failure to Comply with Term. The failure of Tenant to perform, comply with, or observe any other term or condition of this Lease, which failure shall continue for a period of thirty (30) days after written notice thereof is given to Tenant and Landlord's mortgagee by Landlord, or, where such failure cannot reasonably be cured within said thirty (30) days, if Tenant shall fail to promptly commence such performance or compliance and complete the same with reasonable diligence.

      c. Abandonment. If Tenant shall abandon the Premises while this Lease is in effect, provided, however, that such abandonment shall not constitute an event of default hereunder unless (i) it continues for thirty (30) consecutive days, or (ii) Tenant is otherwise in default hereunder;

      d. Voluntary Bankruptcy. If Tenant shall file a petition in bankruptcy or insolvency for reorganization under any bankruptcy or insolvency law, or make an assignment for the benefit of creditors;

      e. Involuntary Bankruptcy. If any involuntary proceeding under any bankruptcy or insolvency law shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the assets of Tenant, and such proceeding shall not be dismissed or vacated within sixty (60) days after the institution of the same.

11.2 Effect of Default or Breach: If any default by Tenant shall continue uncured following notice of default, if any, as required by this Lease, for a period applicable to the default under the applicable provision of this Lease, Landlord has the following remedies, in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively or in the alternative.

      a. Termination of Lease. Landlord may at Landlord's election terminate this Lease by giving Tenant notice of termination. On the giving of the notice, all further obligations of Landlord under this Lease shall terminate, Tenant shall surrender and vacate the premises in a broom clean condition, and Landlord may reenter and take possession of the Premises and eject all parties in possession or eject some and not others or eject none in a manner provided by law. Landlord may reenter the Premises and remove the property and personnel of Tenant, and may store the property of Tenant in any place selected by Landlord at the expense of Tenant. Termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant, including without limitation, any liquidated damage claim Landlord may have against Tenant.

      b. Abandonment of Premises. Should Tenant abandon the Premises and Landlord elect to reenter as herein provided, this Lease shall, at Landlord's written election, terminate and Landlord shall be entitled to recover from the Tenant (i) unpaid rent which has been earned at the time of termination, and (ii) as a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease, (discounted at the rate charged by the nearest Federal Reserve bank to its member bank plus one percent) less any amount that Tenant proves could have been reasonably avoided.

      c. Landlord May Perform. Landlord may elect, but shall not be obligated, to make any payment required to be made by Tenant hereunder, or to perform any other term or condition required to be performed by Tenant hereunder, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any default and to remain thereon until such default has been corrected or remedied; provided, however, that any payment or expenditure made by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action to which Landlord may otherwise be entitled to in case of default and provided that any such entry shall be done without disturbing Tenant's quiet enjoyment of the Premises. In the event of any such payment or expenditure, in addition to any other liability hereunder, Tenant shall be liable to reimburse Landlord therefor, together with interest from and after the date of payment or expenditure at the rate of twelve percent (12%) per annum.

      d. Termination of Possession. Landlord may at Landlord's sole election terminate Tenant's right to possession only, without terminating the Lease, following a breach of the Lease by Tenant, as provided in section 704.29(4) of the Wisconsin Statutes. Landlord shall be entitled to recover from Tenant (i) unpaid rent which has been earned at the time of termination, and (ii) as a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease (discounted at the rate charged by the nearest Federal Reserve bank to its member bank plus one percent) less any amount that Tenant proves could have been reasonably avoided. Notwithstanding any remedial action taken hereunder by Landlord short of termination, including reletting the Premises to a substitute Tenant, Landlord may at any time thereafter elect to terminate this Lease for any previous default.

      e. Reletting of Premises. Upon reentry, Landlord may relet the premises or any part thereof upon any terms or conditions which Landlord may choose. Landlord may make alterations and repairs to the Premises in order to prepare the same for re-renting. In the event the Premises are re-rented, in addition to any other liability hereunder and as may be provided in section 704.29 of the Wisconsin Statutes, Tenant shall be liable to Landlord for all losses and damages incurred by Landlord resulting from Tenant's breach, and all expenses of reletting the premises and for alterations and repairs made in order to prepare the Premises for re-renting, plus interest on such amounts expended by Landlord at the interest rate provided for in
            Section 11.2(c).

11.3 Delinquent Rent to Bear Interest: Any Monthly Rent or such other sums, if any, required to be paid by Tenant to Landlord pursuant to the terms of this Lease, which are not paid on or prior to the expiration of the cure period set forth in Section 11.1(a) above, shall bear interest at the rate of eighteen percent (18%) per annum from the date due until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. The failure by Tenant to pay such interest shall constitute an event of default hereunder.

11.4 Remedies of Landlord: Any and all rights and remedies herein provided to Landlord are cumulative and not exclusive, and Landlord shall be entitled to pursue any rights or remedies enumerated in this Lease or as otherwise provided or authorized by law or any of the same. Tenant agrees to be liable for and pay any and all reasonable costs and expenses, including by not limited to reasonable attorney's fees, incurred by landlord in interpreting and enforcing any term or condition of this Lease or in pursuing any right or remedy or action for the enforcement thereof.

11.5 Defaults by Landlord: In the event Landlord is in default under the terms of this Lease, Landlord shall have reasonable and adequate time in which to expeditiously cure such default after written notice thereof is given to Landlord by Tenant.

11.6 Tenant's Remedies: If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and Related Improvements and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest therein, or from Landlord's insurance coverage or proceeds therefrom as may be available and Landlord shall not be personally liable for any deficiency.

                                   ARTICLE 12
                             INSPECTION BY LANDLORD

12.1 Entry by Landlord: Landlord and Landlord's representatives shall have the right to enter the Premises for the purpose of inspecting the same and for such other purposes incidental to the ownership of the Premises and Landlord's rights and obligations under this Lease.

12.2 Notice: Whenever reasonably possible, inspection of the Premises by Landlord shall be at reasonable times and upon reasonable advance notice to Tenant (which notice need not be in writing). No notice to Tenant shall be required if Landlord reasonably believes an emergency or other exigent condition exists.


                                   ARTICLE 13
                            ASSIGNMENT AND SUBLETTING

13.1 Tenant Assignment and Subletting: Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this lease or sublet any part or all of the Premises without Landlord's prior written consent, which subject to the provisions of this Article, Landlord's prior written consent shall not be unreasonably withheld. Notwithstanding Landlord's consent to any assignment, transfer or sublease, Tenant and all guarantors of

Tenant's obligations hereunder shall remain liable to Landlord for the payment of rental then due and thereafter to become due and the performance of all other obligations of Tenant hereunder for the balance of the term hereof. If Landlord consents to an assignment of this Lease, and the assignee assumes all of the Tenant's obligations hereunder, Tenant and each guarantor of Tenant's obligations hereunder shall nonetheless not be released from their obligations hereunder and under any guaranty of this Lease. Landlord's consent to any of the foregoing shall not constitute a consent of any other assignment, pledge, mortgage, encumbrance, transfer or sublease. If this Lease is assigned, or if the Premises or any part thereof are subleased or occupied by any person other than Tenant, whether with or without Landlord's consent, Landlord may collect from the assignee, sublessee or occupant, any rental or other charges payable by Tenant under this Lease, and apply the amount collected to the rental and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupant, nor, a release of Tenant from the performance by Tenant of this Lease. If Landlord shall approve any assignment, subletting or other transfer of Tenant's interest in this Lease, then Tenant shall reimburse Landlord for Landlord's reasonable legal fees and other reasonable out of pocket expenses incurred in connection with reviewing Tenant's request for such approval and the drafting and preparation of appropriate documentation. Any assignment of this Lease or sublease of the Premises by operation of law or otherwise without the prior written consent of Landlord shall be null and void and shall, at Landlord's sole option, constitute an event of default hereunder.

13.2 Transfers to Tenant Affiliates: Without the approval of Landlord, Tenant may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all, or substantially all of the assets of Tenant as a going concern of the business that is being conducted on the Premises ("Affiliates"), Provided that said assignee or subtenant assumes, in full, the obligations of Tenant under this Lease and provided further that the use to which the Premises will be put does not materially change and provided further, Tenant shall provide Landlord copies of fully executed assignment or sublease documents and evidence that the transaction is of a type described in this Section 13.2 and so long as any assignee or subtenant shall have, in the sole reasonable determination of Landlord, financial statements that are as strong or stronger than Focused Research, Inc.. Any such assignment or sublease shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

13.3 Restriction of Profit from Assignment or Subletting: Notwithstanding anything to the contrary herein, in the event Tenant receives any payment or other consideration for an assignment or subletting approved by Landlord, including, but not limited to, a lump sum payment or a monthly payment in excess of the Monthly Rent due hereunder and in excess of all costs Tenant incurs with respect to such subletting or assignment, including legal fees, brokerage commissions, finders fees and costs of any alteration to the Premises, Tenant shall pay to Landlord seventy-five percent (75%) of the amount due Tenant in connection with the assignment or sublease, within five (5) days of Tenant's receipt of same. Any failure by Tenant to make the payment due hereunder shall constitute a payment default under Section 11.1(a) of this Lease and entitles Landlord to exercise any and all remedies for default as herein provided.


                                   ARTICLE 14
                                  SUBORDINATION

14.1 Subordination: This Lease is subject and subordinate to all mortgages which may now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof provided that Landlord shall obtain and provide to Tenant, written non-disturbance agreements by which each mortgagee covenants that it (and any successor to it) will observe and perform all obligations of Landlord hereunder upon succeeding to Landlord's interest under this Lease and that Tenant's quiet possession will not be disturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure period. In confirmation of such subordination, Tenant, without expense to Landlord, shall promptly execute any instrument or document Landlord may request which complies with the foregoing provision. Landlord is hereby given Tenant's power of attorney to execute any and all documents required by any mortgagee of the Premises to evidence the subordination of this Lease as provided in this Section. This power of attorney is coupled with an interest and is not revocable during the term of this Lease. Landlord shall not exercise its rights under this power of attorney if Tenant delivers a fully and properly executed copy of each subordination agreement requested of it to Landlord within ten (10) days of Tenant's receipt of a written request to execute the same. Landlord will not disturb the possession of Tenant during the term of this lease so long as Tenant shall comply with all of its obligations hereunder.


                                   ARTICLE 15
                              FINANCIAL STATEMENTS

15.1 Delivery of Financial Statements: At the request of Landlord, Tenant shall deliver without expense a detailed statement of income and expense for the immediately preceding fiscal year of Tenant and a balance sheet as of the close of such fiscal year reflecting the income and expense and financial condition of Tenant, which shall be in a form acceptable to Landlord, shall contain information as may be reasonably required by Landlord and shall be prepared in accordance with sound and recognized accounting principles consistently applied throughout the periods involved and are certified in writing by Tenant to be true, correct and complete (i.e., each financial statement delivered by Tenant shall be signed by an authorized representative of Tenant). Tenant agrees that all financial statements and tax returns furnished to Landlord may be furnished by Landlord to Lenders which currently are loaning, or which Landlord reasonably anticipates may loan, money to Landlord secured by the Premises. Tenant's financial statements will be held confidential by Landlord and lending institutions.

                                    ARTICLE 16
                                  MISCELLANEOUS

16.1 Signage: Signage for the Premises shall be installed at Tenant's sole expense. Signage shall be acceptable to Landlord in its reasonable discretion, and shall comply with all applicable deed restrictions and covenants, and all City requirements.

16.2 Accord and Satisfaction: No payment received by Landlord of a lesser amount than the rent or other charges due shall be deemed to be other than on account of the earliest stipulated rent or other charges due nor shall any statement on a check or letter accompanying a payment of rent or other charges be deemed an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance of rent or other charges due or pursue any remedy in this Lease.

16.3 Entire Agreement: This Lease and any exhibits or addenda attached hereto set forth all covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises. There are no covenants, promises, agreements, conditions, or understandings, either oral or written, between the parties hereto regarding the Premises, other than as herein set forth. No subsequent change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

16.4 No Partnership: Landlord does not in any way became a partner, joint venturer, or member of a joint enterprise with Tenant.

16.5 Waiver: The waiver by Landlord or Tenant of any breach of any term, covenant, or condition herein shall not be deemed a waiver of the term, covenant, or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any covenant herein, other than the failure of Tenant to pay the rent so accepted. No covenant, term, or condition of this Lease shall be waived by Landlord or Tenant unless the waiver is in writing.

16.6 Notices: Any notices or communications given or required to be given hereunder shall be in writing (unless expressly provided otherwise) and shall be by (i) deposit in United States mail, address to the party to be notified, postage prepaid and by registered or certified mail, return receipt requested, or (ii) delivery in person or by Federal Express or similar courier service providing evidence of delivery. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed, and, in the case notices delivered by hand or courier service, at such time as it is delivered to or received by the addressee (with the deliver receipt or the affidavit or messenger delivered to or received by addressee (with the delivery receipt or the affidavit of messenger being deemed conducive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. For purposes of notice, the addresses of the parties shall be:



        If to Landlord:      Western Center Properties
                             8401 Greenway Blvd.
                             Middleton, WI  53562

        If to Tenant:        Robert A. Marsland, Ph.D, Vice President
                             Focused Research
                             8551 Research Way
                             Middleton, WI  53562

Either party may change its address for notice by written notice given to the other party as herein provided.

16.7 Partial Invalidity: If any provision of this Lease or any specific application shall be invalid or unenforceable, the remainder of this Lease, or the application of the provision in other circumstances, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

16.8 Memorandum of Lease: Landlord and Tenant, upon the request of either party, shall execute a Memorandum of Lease in a form approved for recording in the State of Wisconsin. Either party shall be entitle to record the Memorandum of Lease with the Register of Deeds for the County of Dane, State of Wisconsin. If such recording is required by law, each party shall execute and deliver to the other and/or the appropriate land title registry all documents necessary to accomplish such recording. The parties shall equally share the costs of any mandatory recording.

16.9 Quiet Title; Authority: Landlord covenants and warrants that Landlord is seized in fee title to the Premises. Landlord will provide Tenant with a copy of a title report for the real estate described in Exhibit A to allow Tenant to determine the impact, if any, of recorded deed restrictions and covenants on Tenant's proposed use of the Premises. Subject to the requirements of any recorded deed restrictions and covenants, so long as Tenant fulfills the conditions and covenants required of Tenant under this Lease, Tenant shall have peaceful and quiet possession of the Premises. Landlord further covenants and warrants that Landlord has good right, full power, and lawful authority to enter into this Lease and perform and observe all of its obligations hereunder for the full term hereof. Tenant covenants and warrants the person signing this Lease on Tenant's behalf is executing this Lease and delivering the same to Landlord.

16.10 Remedies Cumulative: All remedies conferred on Landlord and Tenant by this Lease shall be deemed cumulative and no one remedy shall be deemed to be exclusive of the other or of any other remedy conferred by law.

16.11 Binding Effect: The covenants and agreements contained in this Lease shall bind the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

16.12 Applicable Law: This Lease shall be governed by the laws of the State of Wisconsin.

16.13 Holding Over: Any holding over after the expiration of the term of this Lease with or without Landlord's consent shall be construed to be tenancy from month to month at one hundred fifty percent (150%) of the monthly rental in effect for the immediately preceding month, and otherwise on the same terms and conditions hereof.

16.14   Time of Essence:  Time is of the essence with regard to this Lease.

16.15 Arbitration: In cases in which this Lease expressly provides for the settlement of a dispute or question by arbitration, the same shall, upon request of either party, be settled by arbitration in accordance with the then existing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be Middleton, Wisconsin. Each party to the arbitration shall pay one-half (1/2) of the costs of the arbitrator(s), but shall be solely responsible for attorney's fees and other litigation related costs which they each may incur in connection with the arbitration proceeding.

16.16 Attornment of Tenant: Tenant shall in the event of the sale, assignment, or other transfer of Landlord's interest in the Premises or in this Lease, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the transferee and recognize such transferee as Landlord under this Lease provided that such transferees agree in writing with Tenant to be bound by this Lease and to observe and perform all obligations of Landlord hereunder.

16.17 Rent Covenant: The covenant to pay rent is hereby declared to be an independent covenant on the part of Tenant to be kept and performed, and no offset shall be permitted or allowed.

16.18 Captions: The captions in the Lease are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

16.19 Number and Gender: Whenever the context requires, references in this Lease to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

16.20 Lender's Approval: This lease is subject to Lender's approval and signing off on terms and Tenant's financial statements.

16.21 Consents and Approvals: Notwithstanding any other provisions hereof, if either party is required to give its consent or approval, such consent or approval shall not be unreasonably withheld, conditioned or delayed.





IN WITNESS WHEREOF, this Lease has been made, executed and delivered as of the date and year first set forth in Section 1.1.

LANDLORD:                                   TENANT:

Western Center Properties, Inc.,            Focused Research, Inc.
a Wisconsin corporation                     a California corporation


By: /s/ CAROL A. BIENDSEIL                  By: /s/ ROBERT A. MARSLAND
    --------------------------------            ------------------------------

Name: Carol A. Biendseil                    Name: Robert A. Marsland
    --------------------------------            ------------------------------

Title: Vice President                       Title: Vice President
    --------------------------------            ------------------------------

                                   EXHIBIT "A"

                             FOCUSED RESEARCH, INC.

                                      [MAP]

                                   EXHIBIT "B"

                               SPECIALTY EQUIPMENT





C-frame HEPA laminar flow hoods

Laser equipment

Glove box

Welding robot

Semiconductor processing equipment including:
        Wet benches, vacuum deposition and etching systems, mask aligners, de-ionized water treatment equipment, gas generators, gas cabinets, gas handling systems

Phone System

Computer System

Data network hardware